                                                                    Exhibit 4.2

                              FIRST AMENDMENT TO
                             THE RIGHTS AGREEMENT
                                   BETWEEN
                               SLH CORPORATION
                                     AND
                   AMERICAN STOCK TRANSFER & TRUST COMPANY

     THIS FIRST AMENDMENT TO THE RIGHTS AGREEMENT is made and entered into as of the 30th day of March, 1998, by and between SLH Corporation, a Kansas corporation "SLH") and American Stock Transfer & Trust Company (the "Rights Agent").

                              W I T N E S S E T H:

     WHEREAS, SLH and the Rights Agent entered into that certain Rights Agreement dated January 31, 1997 (the "Rights Agreement"); and

     WHEREAS, in connection with the proposed merger between SLH and Syntroleum Corporation, SLH and the Rights Agent deem it desirable to amend the Rights Agreement as set forth below;

     NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein and in the Rights Agreement, the parties hereto agree as follows:

     1. Section 1(a) of the Rights Agreement is amended, effective upon execution of the Agreement and Plan of Merger Agreement by and between SLH and Syntroleum Corporation, pursuant to Section 27 of the Rights Agreement by adding the following sentence to the end of Section 1(a) thereof:

     "Notwithstanding anything in this Section 1(a) relating to the definition of Acquiring Person to the contrary, neither Kenneth L. Agee, Mark A. Agee nor members of their immediate families, individually or collectively, shall be deemed an Acquiring Person in connection with the announcement, performance or consummation of the Agreement and Plan of Merger between SLH Corporation and Syntroleum Corporation, dated as of March 30, 1998 and any amendment or modification thereof."

     2. Except as expressly amended hereby, the Rights Agreement shall remain in full force and effect in accordance with the provisions thereof.

     3. This First Amendment shall be deemed to be a contract made under the laws of the State of Kansas and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

     4. This First Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

                                   SLH CORPORATION


                                   By:  /s/ James R. Seward
                                      -------------------------------------
                                        James R. Seward, President
ATTEST:


By: /s/ Steven K. Fitzwater
   -------------------------------
    Steven K. Fitzwater, Secretary


                                   AMERICAN STOCK TRANSFER & TRUST COMPANY


                                   By:  /s/ Herbert L. Lemmer
                                      -------------------------------------
                                   Print Name: Herbert L. Lemmer
                                              -----------------------------
                                   Title:      Vice President
                                         ----------------------------------

ATTEST:


By:  /s/ Geraldine M. Zarbo
   -----------------------------
Print Name: Geraldine M. Zarbo
           ---------------------
Title:      Vice President
      --------------------------


                                     -2-